Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES SECOND QUARTER FISCAL 2019 RESULTS

— Net Sales Increase 16% to Second Quarter Record of $625 million —

— Second Quarter Results Surpass Guidance —

— G-III Increases Full-Year Net Sales and Net Income Guidance —

New York, New York – September 6, 2018 — G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the second quarter of fiscal 2019 that ended July 31, 2018.

Net sales for the second quarter of fiscal 2019 increased 16.1% to a second quarter record of $624.7 million, from $538.0 million in the year-ago period. The Company reported net income for the second quarter of $10.1 million, or $0.20 per diluted share, compared to a net loss of $8.6 million, or $(0.18) per share, in the prior year’s comparable period.

Non-GAAP net income per diluted share was $0.22 for the second quarter of this year compared to a non-GAAP net loss of $(0.15) per share in the same period last year. Non-GAAP net income per diluted share and net loss per share exclude (i) non-cash imputed interest expense related to the note issued to seller as part of the consideration for the acquisition of Donna Karan International (“DKI”) of $1.2 million in this quarter and $1.4 million in the second quarter of last year and (ii) transitional expenses associated with the DKI acquisition of $700,000 in the second quarter of last year. The aggregate effect of these exclusions was equal to $0.02 per diluted share in the second quarter this year and $0.03 per share in the second quarter last year.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We are pleased to report second quarter results that exceeded our expectations. Our outperformance was driven by excellent results across our wholesale businesses. We are successfully leveraging our five global power brands to deliver market relevant product that resonates with today’s consumers.  We have a world class portfolio of owned and licensed brands that we believe position us for long-term growth in sales and earnings.”

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Outlook

The Company today increased its prior guidance for the full fiscal year ending January 31, 2019. The Company now expects net sales of approximately $3.06 billion and net income between $125 million and $130 million, or between $2.45 and $2.55 per diluted share. The Company previously forecasted net sales of approximately $2.97 billion and net income between $112 million and $117 million, or between $2.20 and $2.30 per diluted share, for fiscal 2019. This compares to net sales of $2.81 billion and net income of $62.1 million, or $1.25 per diluted share, for fiscal 2018.

The Company is anticipating non-GAAP net income for fiscal 2019 between $129 million and $134 million, or between $2.52 and $2.62 per diluted share, compared to our previous guidance of non-GAAP net income for fiscal 2019 between $116 million and $121 million, or between $2.27 and $2.37 per diluted share. Non-GAAP results for fiscal 2019 exclude non-cash imputed interest expense of approximately $5.0 million, or $0.07 per diluted share, related to the note issued to the seller as part of the consideration for the DKI acquisition. This guidance compares to non-GAAP net income of $79.5 million, or $1.60 per diluted share, for fiscal 2018.

The Company is projecting full-year adjusted EBITDA for fiscal 2019 between $250 million and $260 million compared to its previous forecast of adjusted EBITDA between $236 million and $246 million. This compares to full-year adjusted EBITDA of $201.3 million in fiscal 2018.

For the third quarter of fiscal 2019 ending October 31, 2018, the Company is forecasting net sales of approximately $1.08 billion and net income between $85.0 million and $90.0 million, or between $1.70 and $1.80 per diluted share. This forecast compares to net sales of $1.02 billion and net income of $81.6 million, or $1.65 per diluted share, reported for the third quarter of fiscal 2018.

The third quarter forecast includes non-cash imputed interest expense of $1.2 million related to the note issued to the seller as part of the consideration for the DKI acquisition. On an adjusted basis, excluding imputed interest expense, the Company is forecasting third quarter non-GAAP net income between $85.9 million and $90.9 million, or between $1.72 and $1.82 per diluted share. This compares to non-GAAP net income of $82.6 million, or $1.67 per diluted share, for the third quarter of fiscal 2018.

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Non-GAAP Financial Measures

Reconciliations of GAAP net income or net loss per share to non-GAAP net income or net loss per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed consolidated financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income or net loss per share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, and over 150 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Karl Lagerfeld Paris and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s operations of Donna Karan International Inc., the impact on our business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Net sales	$624,698	$538,006	$1,236,441	$1,067,048
Cost of goods sold	393,154	335,016	770,370	662,343
Gross profit	231,544	202,990	466,071	404,705

Selling, general and administrative expenses	198,860	195,849	400,931	393,260
Depreciation and amortization	9,455	10,736	18,835	20,574
Operating profit (loss)	23,229	(3,595)	46,305	(9,129)

Other income (loss)	(28)	369	(479)	(863)
Interest and financing charges, net	(10,210)	(10,107)	(19,830)	(19,835)
Income (loss) before income taxes	12,991	(13,333)	25,996	(29,827)

Income tax expense (benefit)	2,914	(4,765)	6,034	(10,868)
Net income (loss)	$10,077	$(8,568)	$19,962	$(18,959)

Net income (loss) per common share:
Basic	$0.20	$(0.18)	$0.41	$(0.39)
Diluted	$0.20	$(0.18)	$0.40	$(0.39)

Weighted average shares outstanding:
Basic	49,169	48,689	49,148	48,669
Diluted	50,415	48,689	50,272	48,669

Selected Balance Sheet Data (in thousands):	At July 31,
	2018	2017
	(Unaudited)

Cash and cash equivalents	$42,306	$58,782
Working capital	674,852	689,037
Inventories	678,571	655,272
Total Assets	2,236,634	2,042,051
Long-term debt	494,206	568,834
Total Stockholders' Equity	1,087,217	1,021,034

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO

NON-GAAP NET INCOME (LOSS) PER SHARE

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
	(Unaudited)

GAAP diluted net income (loss) per common share	$0.20	$(0.18)	$0.40	$(0.39)

Excluded from non-GAAP:
Non-cash imputed interest	0.02	0.03	0.05	0.06
Transitional expenses associated with the DKI acquisition	-	0.01	-	0.04
Income tax impact of non-GAAP adjustments	-	(0.01)	(0.01)	(0.04)

Non-GAAP diluted net income (loss) per common share, as defined	$0.22	$(0.15)	$0.44	$(0.33)

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes non-cash imputed interest expense and transitional expenses associated with the DKI acquisition. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO

FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	January 31, 2019	January 31, 2018
	(Unaudited)

Net income	$125,000 - 130,000	$62,124

Transitional expenses associated with the DKI acquisition	-	2,050
Asset impairment charges	-	7,884
Depreciation and amortization	38,000	37,783
Interest and financing charges, net	46,000	43,488
Income tax expense	41,000 - 46,000	47,925

Adjusted EBITDA, as defined	$250,000 - 260,000	$201,254

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes transitional expenses associated with the DKI acquisition in fiscal 2018, and asset impairment charges in fiscal 2018 primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Forecasted Three Months Ending	Actual Three Months Ended	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	October 31, 2018	October 31, 2017	January 31, 2019	January 31, 2018
	(Unaudited)

Net income	$85,000 - 90,000	$81,625	$125,000 - 130,000	$62,124

Excluded from non-GAAP:
Transitional expenses associated with the DKI acquisition	-	-	-	2,050
Non-cash imputed interest	1,200	1,428	5,000	5,714
Asset impairment charges	-	-	-	7,884
Tax Cuts and Jobs Act enactment	-	-	-	7,477
Income tax impact of non-GAAP adjustments	(300)	(483)	(1,000)	(5,871)

Non-GAAP net income, as defined	$85,900 - 90,900	$82,570	$129,000 - 134,000	$79,378

Non-GAAP net income is a “non-GAAP financial measure” that excludes, in fiscal 2018 and 2019, non-cash imputed interest, and, in fiscal 2018, (i) transitional expenses associated with the DKI acquisition (ii) asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME PER SHARE TO

FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Three Months Ending	Actual Three Months Ended	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	October 31, 2018	October 31, 2017	January 31, 2019	January 31, 2018
	(Unaudited)

GAAP diluted net income per common share	$1.70 - 1.80	$1.65	$2.45 - 2.55	$1.25

Excluded from non-GAAP:
Transitional expenses associated with the DKI acquisition	-	-	-	0.04
Non-cash imputed interest	0.02	0.03	0.10	0.12
Asset impairment charges	-	-	-	0.16
Tax Cuts and Jobs Act enactment	-	-	-	0.15
Income tax impact of non-GAAP adjustments	-	(0.01)	(0.03)	(0.12)

Non-GAAP diluted net income per common share, as defined	$1.72 - 1.82	$1.67	$2.52 - 2.62	$1.60

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes, in fiscal 2018 and 2019, non-cash imputed interest, and, in fiscal 2018, (i) transitional expenses associated with the DKI acquisition, (ii) asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi, V.P. Investor Relations & Treasurer

G-III Apparel Group, Ltd.

(646) 473-5157

Investor Relations Contact:

Tom Filandro, Managing Director

ICR, Inc.

646-277-1235

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